UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 30, 2017

SOUTHWEST GEORGIA FINANCIAL CORPORATION

(Exact name of Registrant as Specified in its Charter)

Georgia	001-12053	58-1392259
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

201 First Street, S.E.
Moultrie, Georgia	31768
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (229) 985-1120

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act.
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On August 23, 2017, the Southwest Georgia Financial Corporation Board of Directors appointed Karen T. Boyd Senior Vice President and Treasurer of Southwest Georgia Financial Corporation and its subsidiary, Southwest Georgia Bank, effective immediately. Ms. Boyd previously held the position of Senior Vice President and Controller of Southwest Georgia Bank, the subsidiary of Southwest Georgia Financial, since 2014. She has been employed with the Company since 2003 serving in numerous roles within the Company’s Financial Management Division.

Karen graduated from Valdosta State University cum laude in 2001 with a Bachelor’s Degree in Business Administration majoring in Accounting. She also graduated from Liberty University in 2011 with a Master of Science majoring in Accounting. She is a lifetime member of the Beta Gamma Sigma honor society. Karen has continued her education in the banking field graduating with honors from the Georgia Bankers Association School of Banking at the University of Georgia, graduating from the Graduate School of Banking at the University of Colorado, and most recently receiving an Asset Liability Management certification. She is active in her community as she served on the executive board of the Serenity House for several years and has been a mentor in the YMCA Mentoring Program.

A copy of the press release is attached as Exhibit 99.1 to this Current Report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits:

The following exhibit is furnished with this report.

Exhibit 99.1: Southwest Georgia Financial Corporation’s press release dated August 29, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SOUTHWEST GEORGIA FINANCIAL CORPORATION

Date: August 30, 2017	BY:	/s/George R. Kirkland
GEORGE R. KIRKLAND
EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL
OFFICER AND TREASURER

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated August 29, 2017